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                                                                 EXHIBIT 99
INFORMATION FROM

                          RR DONNELLEY & SONS COMPANY
                                 (LETTERHEAD)



Contact:

David C. Hart                                Ronald G. Eidell
Vice President, General Counsel              Senior Vice President
 and Secretary                                and Treasurer
(312) 326-7189                               (312) 326-8375


For Immediate Release



R.R. DONNELLEY TO APPEAL DECISION IN
MEREDITH/BURDA LITIGATION


CHICAGO, January 5, 1994--R.R. Donnelley & Sons Company will appeal an initial decision favoring the Federal Trade Commission (FTC) in its challenge to the company's 1990 acquisition of the Meredith/Burda companies. Administrative Law Judge Lewis F. Parker found the acquisition has or may substantially lessen competition in a "high-volume publication gravure printing" market and ordered the divestiture of four plants involved in the original acquisition.

     "The company believes the acquisition was legally proper," stated David C. Hart, vice president and general counsel of R.R. Donnelley. "Judge Parker's decision is wrong and contrary to the findings of U.S. District Court Judge Stanley Harris, who allowed the acquisition to proceed despite the FTC's attempt to enjoin its consummation on the same grounds. We will appeal this ruling to the full Federal Trade Commission and on to the Federal courts, if needed." Hart added that the appeal will have the effect of staying the judge's order.




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